UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 3, 2019

Papa John’s International, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21660	61-1203323
(Commission File Number)	(IRS Employer Identification No.)

2002 Papa John’s Boulevard
Louisville, Kentucky 40299-2367
(Address of principal executive offices) (Zip Code)

(502) 261-7272
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2019, Papa John’s International, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain funds (together with their permitted assigns, each, a “Buyer” and collectively the “Buyers”) affiliated with, or managed by, Starboard Value LP, pursuant to which the Company sold to the Buyers 200,000 shares of the Company’s newly designated Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and the 200,000 shares, the “Initial Series B Preferred Shares”), at a purchase price of $1,000 per share (the “Purchase Price”), for an aggregate purchase price of $200,000,000. The Buyers also have the option (the “Purchase Option”), exercisable at their discretion, to purchase up to an additional 50,000 shares of Series B Preferred Stock (the “Optional Shares” and, together with the Initial Series B Preferred Shares, the “Purchased Shares”) on or prior to March 29, 2019 for the Purchase Price, subject to certain limitations (including limitations on the amount available for issuance pursuant to the terms of the Purchase Agreement). The Series B Preferred Stock is convertible into the Company’s common stock, par value $0.01 per share (the “Common Stock” and the shares of Common Stock underlying the Series B Preferred Stock, the “Conversion Shares”) at any time at the election of the Buyers, and redeemable for cash at the option of either party from and after the eight year anniversary of issuance, subject to certain conditions.

The Initial Series B Preferred Shares represent between an estimated 11.2% to 15.4% of the Company’s outstanding Common Stock on an as-converted basis, depending on the conversion price of the Series B Preferred Stock. The final conversion price will be determined on February 15, 2019 and disclosed in a Current Report on Form 8-K. Assuming exercise of the Purchase Option in full, the cumulative Purchased Shares would represent in the aggregate an estimated 13.6% to 16.7% of the Company’s outstanding Common Stock on an as-converted basis, depending on the conversion price of the Series B Preferred Stock (and subject to the Exchange Cap described below).  The sale of the Initial Series B Preferred Shares closed on February 4, 2019 (the “Closing Date”).

The Company expects to use approximately half of the proceeds from the sale of the Purchased Shares to reduce the outstanding principal amount under the Company’s unsecured revolving credit facility. The remaining proceeds, combined with the additional borrowing availability under the revolving credit facility as a result of the debt repayment, is expected to provide financial flexibility that enables the Company to make investments in the business, and for general corporate purposes.

Securities Purchase Agreement

The Purchase Agreement contains customary representations and warranties from the Company, on the one hand, and the Buyers, on the other, including representations and warranties by the Company regarding its capitalization, compliance with applicable laws, undisclosed liabilities, intellectual property rights, affiliate transactions, taxes and litigation. The Company has also agreed to certain covenants regarding its compliance with laws and restrictions against providing the Buyers with material non-public information without the Buyers’ consent if such Buyers do not have an affiliate serving on the Company’s board of directors (the “Board”).  Further, the Company granted the Buyers the right to participate on a proportionate basis in future equity offerings, subject to certain limits.

The Buyers have also agreed to (i) a lock-up provision pursuant to which the Buyers cannot transfer the Purchased Shares, or the Conversion Shares if converted, for a one year period following the Closing Date and (ii) limitations on certain public disclosures regarding any intent or proposal to change the Company’s management, business, capitalization, organizational documents or corporate structure so long as either Jeffrey C. Smith is Chairman of the Board or the Standstill Period (as defined below) has not expired or been terminated.

So long as any Buyer beneficially owns any of the Company’s securities, the Company may not issue any shares of Series B Preferred Stock without the prior written consent of the holders of a majority of the securities issued pursuant to the Purchase Agreement, on an as-converted basis (including Starboard Value and Opportunity Master Fund Ltd. as long as it, or any of its affiliates, holds any Purchased Shares or Conversion Shares). Notwithstanding the foregoing, on or prior to March 30, 2019, the Company may offer and sell an aggregate amount of up to 10,000 shares of Series B Preferred Stock to qualified franchisees of the Company (the “Franchisee Option”), so long as the issuance of such shares does not (i) exceed certain maximum thresholds when taken together with the Purchased Shares or (ii) otherwise impair the rights granted to the Buyers under the Purchase

Agreement, Certificate of Designation, Governance Agreement or Registration Rights Agreement (each as defined herein, and collectively, the “Transaction Documents”).

Subject to certain limitations, the Company has also agreed to indemnify each Buyer for (i) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents prior to the expiration of the applicable survival period of such representation or warranty; (ii) any breach of any covenant or agreement of the Company contained in any of the Transaction Documents; and (iii) any cause of action, suit or claim brought against such Buyer by a third party arising out of or resulting from or related to (w) the investment in the Purchased Shares, the consummation of the transactions contemplated by the Transaction Documents and the execution, delivery, performance or enforcement of the Transaction Documents, (x) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Company’s securities pursuant to the Purchase Agreement, (y) public announcement by the Company of the Transaction Documents and/or the issuance of the Company’s securities pursuant to the Purchase Agreement, including the accompanying release of the Company’s financial results, or (z) the status of such Buyer as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or an officer of director of the Company being a principal of Buyer, except in the event that such cause of action, suit or claim is determined by a court of competent jurisdiction to be the sole result of the gross negligence, willful misconduct or fraud by any Buyer.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement, dated February 4, 2019, by and among the Company and the Buyers (the “Registration Rights Agreement”) and a Governance Agreement, dated February 4, 2019, by and among the Company, Starboard Value LP, Jeffrey C. Smith and Peter A. Feld (the “Governance Agreement”), effective as of the Closing Date, each of which are summarized below.

The foregoing summary of the Purchase Agreement is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Registration Rights Agreement

In accordance with the terms of the Registration Rights Agreement, the Company has agreed that it shall use commercially reasonable efforts to register for resale: (i) on or prior to February 4, 2020, at least 110% of the maximum amount of Conversion Shares convertible or converted from the Purchased Shares and (ii) on or prior to February 4, 2021, all of the Purchased Shares, in each case, solely to the extent such shares are Registrable Securities (as defined in the Registration Rights Agreement). In addition, the Company has agreed to use its commercially reasonable efforts to list the Conversion Shares covered by an effective Registration Statement upon any securities exchange upon which the Common Stock is then listed, and to list the Series B Preferred Stock upon the request of Starboard after the two year anniversary of the Closing Date. The Company has also agreed to reimburse the Buyers for certain fees of their legal counsel for registration in accordance with the Registration Rights Agreement. The Registration Rights Agreement contains customary indemnification provisions.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Governance Agreement

Pursuant to the terms of the Governance Agreement, the Company has agreed to (i) increase the size of the Board from six to nine directors, (ii) nominate and appoint Jeffrey C. Smith (the “Starboard Appointee”), Anthony M. Sanfilippo (the “Independent Appointee”) and Steve M. Ritchie (collectively, the “Agreed Appointees”) to the Board and (iii) appoint Mr. Smith as Chairman of the Board (the “Chairman”). Subject to certain limitations set forth in the Governance Agreement, during the Standstill Period, (A) Mr. Sanfilippo shall be a member of the Compensation Committee of the Board, the Corporate Governance & Nominating Committee of the Board (the “Nominating Committee”) and the Special Committee of the Board (the “Special Committee”) and (B) Mr. Smith shall be a member of the Special Committee so long as no Resignation Event (as defined below) has occurred.

If there is a vacancy on the Board during the Standstill Period as a result of either the Starboard Appointee or the Independent Appointee no longer serving on the Board for any reason, then Starboard Value LP and certain affiliates named therein (collectively, “Starboard”) will be entitled to designate a replacement thereof (each, a “Replacement Director”); provided that at such time certain criteria set forth in the Governance Agreement are satisfied, including that Starboard beneficially own, in the aggregate, at least (i) 89,264 shares of Series B Preferred Stock or (ii) the lesser of 5.0% of the Company’s then-outstanding Common Stock (on an as-converted basis, if applicable) and 1,783,141 shares of issued and outstanding Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) (the “Minimum Ownership Threshold”). Prior to being appointed to the Board, the Starboard Appointee (or a Replacement Director thereof who is not independent of Starboard) shall deliver an irrevocable resignation letter pursuant to which he or she will resign automatically and immediately if (A) Starboard fails to satisfy the Minimum Ownership Threshold or (B) Starboard, its affiliates or associates or any Starboard Appointee who is not independent of Starboard materially breaches the terms of the Governance Agreement (clauses (A)-(B), regardless of actual resignation, the “Resignation Events”).

In addition to the appointment of the Agreed Appointees, the Company has agreed that the Nominating Committee, in consultation with the Chairman and the Chairman of the Nominating Committee, will initiate a process to identify and recommend at least one and no more than two additional new independent director candidates (each, an “Additional Independent Appointee”), who will be appointed to the Board, subject to their completion of customary director onboarding documentation and the Board’s approval. The Company has also agreed that, without the prior written consent of Starboard, the Board shall take all necessary action so that the size of the Board shall not exceed (i) 11 directors during the period from February 4, 2019 until the date of the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”) and (ii) 12 directors from the date of the 2019 Annual Meeting until the end of the Standstill Period.

So long as a Resignation Event has not occurred, the Board will nominate, recommend, support and solicit proxies for the Starboard Appointee (or Replacement Director thereof), the Independent Appointee (or Replacement Director thereof) and the Additional Independent Appointee(s) (if applicable) for election at the 2019 Annual Meeting for terms expiring at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”). Starboard has agreed that during the Standstill Period they shall vote all shares that they beneficially own (i) in favor of each of the Company’s director nominees, (ii) in accordance with the Board’s recommendation for the ratification of the appointment of the Company’s independent auditor for the applicable fiscal year, (iii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal; and (iv) in accordance with the Board’s recommendation with respect to any other Company proposal or stockholder proposal; provided, however, that in the event Institutional Shareholder Services Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) recommends otherwise with respect to the Company’s “say-on-pay” proposal or any other Company or stockholder proposal (other than proposals relating to the nomination or election of directors) at any annual meeting held during the Standstill Period, Starboard may vote in accordance with the ISS or Glass Lewis recommendation). During the Standstill Period, Starboard may also vote in any manner on any extraordinary corporate transaction presented to stockholders for approval. In addition, during the Standstill Period, Starboard has agreed not to (A) nominate or recommend for nomination any person for election as a director at any stockholder meeting, (B) submit any stockholder proposals for consideration at, or bring any business before, any stockholder meeting or (C) initiate, encourage or participate in any “vote no,” “withhold” or similar campaign with respect to the Common Stock.

Starboard has agreed, from the date of the Governance Agreement until the earlier of (i) the date that is 15 days prior to the deadline for the submission of stockholder nominations for the 2020 Annual Meeting pursuant to the Company’s organizational documents and (ii) the date that is 100 days prior to the first anniversary of the 2019 Annual Meeting (the “Standstill Period”), to customary standstill restrictions, including not to: (A) engage in any solicitation of proxies or consents or become a participant in a solicitation of proxies or consents with respect to securities of the Company; (B) form or join any Section 13(d) group with respect to the Company’s stock other than with affiliates of Starboard; (C) deposit any securities of the Company in any voting trust or subject any securities of the Company to any arrangement or agreement with respect to the voting of any securities of the Company, other than any such voting trust, arrangement or agreement solely among Starboard; (D) seek or submit, or encourage any person or entity to seek or submit, nomination(s) in furtherance of a contested solicitation for the appointment, election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the appointment, election or removal of any directors, in each case in opposition to the  recommendation of the Board, except that Starboard may identify director candidates in connection with the 2020 Annual Meeting or any subsequent annual meeting of the stockholders to the extent Starboard have exercised the Continuation Option (as defined below), so long as such actions do not create a public disclosure obligation for Starboard or the Company; (E) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company or through any referendum of stockholders; (F) make any offer or proposal regarding any extraordinary corporate transaction or publicly comment on any extraordinary corporate transaction involving the Company prior to such proposal becoming public; (G) call or request the calling of any special meeting of stockholders; (H) seek representation on the Board, except pursuant to the Governance Agreement; (I) advise or influence any person or entity with respect to the voting of any securities of the Company at any meeting of stockholders in connection with any consent solicitation, except pursuant to the Governance Agreement; and (J) make any request to amend the terms of the Governance Agreement, other than through non-public communications. Starboard has an option to extend the Standstill Period by one-year periods (the “Continuation Option”), which Continuation Option may be exercised no more than twice, subject to certain limitations.  In the event that Starboard does not exercise the Continuation Option prior to an applicable deadline, the Standstill Period will expire without extension.  If the Starboard Appointee is removed as Chairman of the Board during the Standstill Period for any reason other than due to the occurrence of a Resignation Event or his resignation as Chairman of the Board or as a director of the Company, Starboard shall also have the right to terminate the Standstill Period. The Governance Agreement terminates upon the expiration of the Standstill Period.

Each of Starboard and the Company has further agreed, during the Standstill Period, on behalf of themselves and their respective agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors, not to publicly criticize, disparage, call into disrepute or otherwise defame or slander the other party or such other party’s subsidiaries, affiliates, successors, assigns, officers, directors, franchisees, employees, stockholders, agents, attorneys or representatives, or any of their businesses, products or services, in any manner that would reasonably be expected to damage the business or reputation of such other party, their businesses, products or services or their subsidiaries, affiliates, successors, assigns, officers (or former officers), directors (or former directors), employees, shareholders, agents, attorneys or representatives. If the Starboard Appointee is not independent of Starboard, Starboard may make statements regarding the Company’s operational or stock price performance or any strategy, plans, or proposals of the Company not supported by the Starboard Appointee that do not disparage, call into disrepute or otherwise defame or slander any of the Company’s officers, directors, franchisees, employees, stockholders, agents, attorneys or representatives to the extent that such statements only speak to matters that have been made public by the Company. The Company may publicly respond to any such statement with a statement similar in scope.

The Company and Starboard Value LP have entered into an Expense Agreement, pursuant to which the Company shall reimburse Starboard Value LP or its designee for up to $592,500 of its out-of-pocket fees, costs and expenses actually incurred in connection with the foregoing agreements as of the Closing Date (to the extent not previously reimbursed by the Company).

The foregoing summary of the Governance Agreement is qualified in its entirety by the full text of the Governance Agreement, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Amendment to Rights Agreement

In addition, on February 3, 2019, prior to entry into the Purchase Agreement, the Company entered into Amendment No. 1 to the Rights Agreement (the “Rights Agreement Amendment”), by and between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”), which amends that certain Rights Agreement, dated as of July 22, 2018, by and between the Company and the Rights Agent (the “Rights Agreement”).

The Rights Agreement Amendment amends the Rights Agreement to address the sale and issuance of the Purchased Shares to the Buyers. In particular, the Rights Agreement Amendment exempts the Buyers from being considered an “Acquiring Person” under the Rights Agreement with respect to their beneficial ownership of the (i) shares of Common Stock beneficially owned by the Buyers as of the Closing Date, (ii) shares of Series B Preferred Stock issued or issuable to the Buyers under the terms of the Purchase Agreement, and (iii) shares of the Common Stock (or in certain circumstances certain series of preferred stock) issuable upon conversion of the Series B Preferred Stock pursuant to the terms of the Purchase Agreement. However, the Buyers would be deemed an

“Acquiring Person” if they acquire beneficial ownership of any additional shares of Common Stock or other securities of the Company that exceeds the applicable limit other than as a result of (A) any dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock or (B) any unilateral grant of any security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to such Buyers.

The foregoing summary of the Rights Agreement Amendment is qualified in its entirety by the full text of the Rights Agreement Amendment, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Items 1.01 and 5.03 of this Current Report on Form 8-K regarding the sale of the Purchased Shares, the Purchase Agreement and the terms of the Series B Preferred Stock is incorporated herein by reference.

The sale of the Purchased Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D as promulgated by the U.S. Securities and Exchange Commission thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K regarding the Certificate of Designation (as defined below) is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Governance Agreement is incorporated herein by reference.

Effective February 4, 2019, and pursuant to the terms of the Governance Agreement, the Board increased the size of the Board from six to nine directors and appointed Jeffrey C. Smith, Anthony M. Sanfilippo, and Steve M. Ritchie, the Company’s President and Chief Executive Officer, to the Board. Mr. Smith has been appointed as the Chairman of the Board and as a member of the Special Committee.  Mr. Sanfilippo will serve on the Compensation Committee, the Corporate Governance and Nominating Committee and the Special Committee. There are no transactions in which Messrs. Smith, Sanfilippo or Ritchie had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, excepting, as disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on March 28, 2018, Mr. Ritchie’s approximately 40% ownership interest in Northern Bay Pizza, LLC, a franchise entity that operates nine Papa John’s restaurants in Wisconsin. In 2017, royalties earned by the Company from this entity were $363,519 and incentive amounts earned by this entity were $808.

Additionally, pursuant to the terms of the Governance Agreement, Mr. Smith delivered to the Company an irrevocable resignation letter pursuant to which he will resign from the Board and all applicable committees and subcommittees thereof effective automatically and immediately if (i) Starboard fails to satisfy the Minimum Ownership Threshold at any time following the date of such appointment or (ii) Starboard, its affiliates or associates or any Starboard Appointee who is not independent of Starboard materially breaches the terms of the Governance Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2019, of the Company filed the Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Series B Preferred Stock. A summary of such material terms is set forth below.  Capitalized terms used in this Item 5.03 but not defined herein shall have the meanings set forth in the Certificate of Designation.

Security	Series B Convertible Preferred Stock, par value $0.01 per share

Ranking, with respect to rights as to as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company

The Series B Preferred Stock will rank (i) senior to all of the Common Stock and any other class or series of capital stock of the Company (including the Company’s Series A Junior Participating Preferred Stock), the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series B Preferred Stock, (ii) on a parity basis with each other class or series of capital stock hereafter issued or authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series B Preferred Stock and (iii) on a junior basis with each other class or series of capital stock now or hereafter issued or authorized, the terms of which expressly provide that such class or series ranks on a senior basis to the Series B Preferred Stock.

Stated Value	$1,000 per share of Series B Preferred Stock

Dividend

The initial dividend rate will be 3.6% per annum on the Stated Value, payable quarterly in arrears.

The Series B Preferred Stock will also participate on an as-converted basis in any regular or special dividends paid to Common Stock holders. If at any time, the Company reduces the regular dividends paid to Common Stock holders, it will increase the Series B Preferred Stock dividend by an offsetting amount such that the total dividends paid to the Holders of Series B Preferred Stock remain the same as if the Common Stock dividend had not been reduced.

On the third year anniversary of the date of issuance, each holder of Series B Preferred Stock (each, a “Holder”) will have the right to increase the dividend on the shares of Series B Preferred Stock held by such Holder to 5.6% (subject to the Company’s right to redeem such Series B Preferred Shares for cash at the Stated Value plus accrued and unpaid dividends).

On the fifth year anniversary of the date of issuance, each Holder will have the right to increase the dividend on the shares of Series B Preferred Stock held by such Holder to 7.6% (subject to the Company’s right to redeem such Series B Preferred Shares for cash at the Stated Value plus accrued and unpaid dividends).

Redemption

On any date following November 6, 2026, the Company and each Holder will have the right, upon 90 days’ notice to the other, to require the Company to repurchase or to repurchase, as the case may be, all or any portion of the Series B Preferred Stock for cash at a price equal to the Stated Value plus (without duplication) all accrued but unpaid dividends.

Conversion Rights

Holders’ Conversion Right

The Holders may elect to convert the Series B Preferred Stock into shares of the Common Stock, at the applicable conversion rate (subject to certain adjustments), at any time and from time to time.

The conversion rate is determined by dividing 1,000 by the “Conversion Price.”

The Conversion Price will be 122.5% of the volume-weighted average trading price of the Common Stock for the ten consecutive trading days after February 4, 2019, subject to a floor and cap of $34.66 and $50.06, respectively, and subject to certain anti-dilution adjustments.

Company’s Conversion Right

At any time on or after February 4, 2024, the Company will have the right to cause all or a portion of the Series B Preferred Stock to be converted into shares of Common Stock at the applicable conversion rate, if the closing price of the Common Stock equals or exceeds 190% of the Conversion Price for 30 consecutive trading days, and assuming certain tradeability conditions of the Common Stock have been met.

Limitations on Conversions

The Company shall not convert any shares of Series B Preferred Stock (and any such conversion shall be null and void) to the extent that

(i) after giving effect to such conversion, such Holder together with its affiliates collectively would own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, or

(ii) the conversion would result in the issuance of greater than 19.99% of the number of Common Stock outstanding as of the date of signing (the “Exchange Cap”).

Voting

The Series B Preferred Stock will have the right to vote with common shareholders on an as-converted basis on all matters, without regard to limitations on conversion other than the Exchange Cap and subject to certain limitations in the Certificate of Designation.

Holders of Series B Preferred Stock will also be entitled to a separate class vote with respect to amendments to the Company’s organizational documents that generally have an adverse effect on the Series B Preferred Stock.

Change of Control	Upon consummation of a change of control of the

Company, the Holders shall have the right to require the Company to repurchase the Series B Preferred Stock at an amount equal to the sum of (i) the greater of (A) the Stated Value of the Series B Preferred Shares being redeemed plus accrued and unpaid dividends and interest and (B) the Change of Control As-Converted Value with respect to the Series B Preferred Shares being redeemed and (ii) the Make-Whole Amount (as each of those terms is defined in the Certificate of Designation).

In addition, the Company has the right to redeem the Series B Preferred Stock in the event of a change of control of the Company where the successor entity is not publicly traded.

No Maturity and No Sinking Fund	The Series B Preferred Stock will have no stated maturity and will not be subject to any sinking fund.

The foregoing summary is qualified in its entirety by the full text of the Certificate of Designation, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K and other company communications constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “intend,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements may relate to future business, operational or financial performance; the quantitative and qualitative benefits of the transaction with Starboard; use of proceeds from the sale of the Series B convertible preferred stock, including debt repayment, investments in certain growth initiatives, advertising, marketing and promotional activity, rebranding efforts, technological investments, and franchisee support; capital allocation; ; capital expenditures; corporate governance; leadership; shareholder and other stakeholder engagement and support; strategic decisions and actions; changes to our current business plan; compliance with debt covenants; and the Company’s financial flexibility and financial condition. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to, risks related to the issuance of the Series B Preferred Stock to Starboard and those in our risk factors discussed in detail in “Part I. Item 1A. — Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by “Part II. Item 1A. — Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2018. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit
Number	Description
3.1	Certificate of Designation of Series B Convertible Preferred Stock
4.1	Amendment No. 1 to Rights Agreement, dated February 3, 2019, by and between the Company and Computershare Trust Company, N.A., as rights agent
10.1	Securities Purchase Agreement, dated as of February 3, 2019, by and among the Company and the investors listed on the schedule of buyers attached thereto
10.2	Registration Rights Agreement, dated as of February 4, 2019, by and among the Company and the investors listed on the schedule of buyers attached thereto
10.3	Governance Agreement, dated as of February 4, 2019, by and among the Company and the entities and natural persons listed on the signature pages attached thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date: February 4, 2019	/s/ Steve Ritchie
Steve Ritchie

President and Chief Executive Officer